UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

Progenity, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 200
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 293-2639

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PROG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

The information required by this Item 1.01 is set forth in Item 2.01 below, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 16, 2021, Progenity, Inc. (“the Company”), entered into an asset purchase agreement (the “Purchase Agreement”), by and among the Company, Northwest Pathology, P.S., (“Northwest Pathology”), Avero Laboratory Holdings LLC (“Avero”), Mattison Pathology, L.L.P. d/b/a Avero Diagnostics, (“Mattison,” and, together with Avero, collectively, the “Sellers”), pursuant to which Northwest Pathology acquired business of the Sellers, which is primarily focused on anatomic and molecular pathology testing services (the “Business”), and assumed certain specified liabilities of the Sellers, as set forth in the Purchase Agreement, for a purchase price of approximately $10.9 million in cash, subject to certain adjustments in relation to the post-closing conveyance of real property (collectively, the “Transaction”). The Purchase Agreement also contains representations and warranties, other covenants, indemnification obligations, and other provisions customary for transactions of this nature.

The assets sold include substantially all of the assets used in the Business, including the clinical laboratories in Lubbock and Irving, Texas and certain fixed assets, inventories, contracts, permits and intellectual property.

The Transaction results in annual operating expense reduction of approximately $28 million, bringing the total reduction in annual operating expenses to approximately $145 million compared to the second quarter. This reduction, along with capital raises, should extend the Company's cash runway beyond the end of 2022.

On December 20, 2021, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021, and the full text of which is incorporated herein by reference.

Forward-looking Statements

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those relating to the Transaction and the reduction in operating expenses. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021, and in other documents that the Company files from time to time with the Commission, including but not limited to its Quarterly Reports on Form 10-Q. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transaction is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

(d) Exhibits.

99.1	Press release, dated December 20, 2021

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Progenity

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Progenity, Inc.

Date:	December 20, 2021	By:	/s/ Eric d’Esparbes
Eric d'Esparbes Chief Financial Officer